UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 13, 2017

TEMPUR SEALY INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Tempur Way

Lexington, Kentucky 40511

(Address of principal executive offices) (Zip Code)

(800) 878-8889

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01	Entry Into a Material Definitive Agreement.

Amendment to Jay Spenchian’s Employment Agreement

Pursuant to Section 6.3 of the Employment and Non-Competition Agreement by and between the Company and Jay Spenchian, dated as of December 1, 2014 (the “Spenchian Employment Agreement”), the Company and Mr. Spenchian mutually agreed to amend the Spenchian Employment Agreement (the “Spenchian Amendment”). The Spenchian Amendment provides for certain technical updates to address issues under Section 409A of the Internal Revenue Code of 1986, as amended.

The description of the Spenchian Amendment above does not purport to be complete and is qualified in its entirety by reference to the Spenchian Employment Agreement, a copy of which was filed as Exhibit 10.33 to the Company’s Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 13, 2015, and the Spenchian Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The Company announced on February 13, 2017 that Mr. Spenchian will be leaving the Company effective February 28, 2017. In connection with the foregoing, Mr. Spenchian and the Company entered into a letter agreement (the “Separation Agreement”) confirming the terms of his separation pursuant to the terms of the Spenchian Employment Agreement, including the payment of his 2016 performance bonus, the payment of a pro rated portion of the performance bonus for 2017, subject to the attainment of the Company’s performance goals for 2017, the provision of outplacement services, the payment of severance for 12 months, the treatment of his outstanding equity awards, maintenance of welfare benefits for 12 months, non-disparagement provisions and a general release and waiver by Mr. Spenchian of all claims. In addition, Mr. Spenchian has agreed to provide consulting services for six months after February 28, 2017, and the Company will pay a consulting fee of $37,500 per month.

“Jay Spenchian has been a valued member of the senior leadership team since he joined the Company several years ago”, commented Scott Thompson, Chairman and CEO of the Company. “I would like to thank Jay for his contributions, and we wish him well as he pursues the next stage of his career.”

A copy of the Spenchian Employment Agreement was filed as Exhibit 10.33 to the Company’s Form 10-K filed with the SEC on February 13, 2015, and copies of the Spenchian Amendment and the Separation Agreement are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, each of which is incorporated herein by reference. Mr. Spenchian’s departure will be governed by the terms of the Separation Agreement, and Mr. Spenchian’s related equity awards and benefit plans. The description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Mr. Spenchian

The disclosure in Item 1.02 of this Current Report on Form 8-K regarding Mr. Spenchian’s departure from the Company is incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

10.1	Amendment to Employment and Non-Competition Agreement, dated as of February 15, 2017, between Jay Spenchian and the Company

10.2	Letter Agreement, dated as of February 15, 2017, between Jay Spenchian and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2017

Tempur Sealy International, Inc.

By:	/s/ Barry A. Hytinen
Name:	Barry A. Hytinen
Title:	Executive Vice President & Chief Financial Officer

EXHIBIT DOCUMENTS

Exhibit	Description

10.1	Amendment to Employment and Non-Competition Agreement, dated as of February 15, 2017, between Jay Spenchian and the Company

10.2	Letter Agreement, dated as of February 15, 2017, between Jay Spenchian and the Company.